As filed with the Securities and Exchange Commission on August 4, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

KVH Industries, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	05-0420589
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
50 Enterprise Center
Middletown, Rhode Island 02842
(401) 847-3327
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Martin A. Kits van Heyningen
President and Chief Executive Officer
KVH Industries, Inc.
50 Enterprise Center
Middletown, Rhode Island 02842
(401) 847-3327
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John D. Hancock, Esq.
Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Facsimile: (617) 832-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Debt Securities
Warrants
Rights
Units(4)
Total			$100,000,000	$12,980(5)

(1)
We are registering an indeterminate amount or number of the securities of each identified class as we may from time to time issue at indeterminate prices, including securities issuable upon conversion, exercise, exchange, redemption, repurchase or settlement of other securities. Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional securities issuable by reason of any stock split, stock dividend or similar transaction, including anti-dilution provisions.

(2)
Omitted pursuant to General Instruction II.D. of Form S-3.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act. Subject to Rule 462(b) under the Securities Act, in no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000, or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(4)
Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(5)
Pursuant to Rule 457(p) under the Securities Act, we hereby offset the total registration fee due hereunder by $11,590, which represents the registration fee previously paid with respect to $100,000,000 of unsold securities previously registered on our registration statement on Form S-3 (File No. 333-218857) filed with the Securities and Exchange Commission on June 21, 2017 and declared effective on June 26, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated August 4, 2020
PROSPECTUS
KVH Industries, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
$100,000,000

We may, from time to time in one or more offerings, offer and sell up to $100,000,000 in the aggregate of our common stock, preferred stock, debt securities, warrants to purchase securities offered hereby, rights to purchase securities offered hereby, or any combination of the foregoing, either individually or as units comprised of two or more other securities.
This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more prospectus supplements or by other means. We may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before you invest in any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “KVHI.” On August 3, 2020, the last reported sale price of our common stock on the Nasdaq Global Select Market was $8.33 per share. There is currently no market for the other securities we may offer.

Investing in our securities involves a high degree of risk. Please carefully read the information under the headings “Risk Factors” beginning on page 3 and “Cautionary Note Regarding Forward-Looking Statements” on page 3 of this prospectus before you invest in our securities. This information may also be included in any prospectus supplement, any related free writing prospectus and/or any other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement as required. For any sale, we will provide the price to the public and the net proceeds in a prospectus supplement or free writing prospectus.
The date of this prospectus is                 , 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000 on a delayed or continuous basis.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide specific information about the terms of that offering through a prospectus supplement or other means. We may authorize one or more free writing prospectuses (including any pricing supplement or term sheet) to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add to, update or change information contained in the prospectus or in any documents that we have incorporated by reference into this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or the related free writing prospectus. If any statement in one of these incorporated documents, prospectus supplements or free writing prospectuses is inconsistent with a statement in another such document having a later date, the statement in the later-dated document modifies or supersedes the earlier statement.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. You should read the entire prospectus, any prospectus supplement, any related issuer free writing prospectus, and the documents incorporated by reference into this prospectus or any prospectus supplement (including, but not limited to, the information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference”), before making an investment decision. The prospectus and the accompanying prospectus supplement, if any, and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information in this prospectus, any prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of the document or any sale of a security. We do not imply or represent by delivering this prospectus, any prospectus supplement or any related free writing prospectus that any aspect of our business, financial condition or results of operations is unchanged after the date on the front of such document or that the information in such document is correct as any time after such date.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus and the information incorporated by reference herein carefully, including the “Risk Factors” section. We carry on our business directly and through our subsidiaries. In this prospectus, unless the context indicates or implies otherwise, the terms “company,” “we,” “us,” and “our” refer to KVH Industries, Inc. and its subsidiaries.
KVH Industries, Inc.
Overview
We are a leading manufacturer of solutions that provide global high-speed Internet, television, and voice services via satellite to mobile users at sea and on land. We are also a leading provider of commercially licensed entertainment, including news, sports, music, and movies, to commercial and leisure customers in the maritime, hotel, and retail markets. We are also a premier manufacturer of high-performance navigational sensors and integrated inertial systems for defense and commercial inertial navigation applications. Our reporting segments are as follows:
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the mobile connectivity segment and

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the inertial navigation segment.

Through these segments, we manufacture and sell our solutions in a number of major geographic areas, including internationally. We generate revenues from various international locations, primarily consisting of Canada, Europe (both inside and outside the European Union), Africa, Asia/Pacific, and the Middle East.
We are headquartered in Middletown, Rhode Island, with active operations in Denmark, the State of Illinois, Norway, Singapore, and the United Kingdom.
Corporate Information
We were organized in Rhode Island in 1978 and were reincorporated in Delaware on August 16, 1985. We completed our initial public offering in April 1996. Our executive offices are located at 50 Enterprise Center, Middletown, Rhode Island 02842, and our telephone number is (401) 847-3327. We maintain an Internet website at www.kvh.com, which provides additional information about us. Information contained on our web site is not incorporated into this prospectus, any related prospectus supplement or any related free writing prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus, any related prospectus supplement or any related free writing prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and any current reports on Form 8-K filed subsequent to the end of the year covered by such annual report, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors (if any) and other information contained in any applicable prospectus supplement or free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Note Regarding Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplement or free writing prospectus, and the documents that are incorporated by reference into this prospectus contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. You can generally identify these forward-looking statements by forward-looking words such as “anticipate,” “believe,” “confident,” “could,” “estimate,” “expect,” “forecast,” “hope,” “intend,” “likely,” “may,” “plan,” “possible,” “predict,” “project,” “should,” “strategy,” “will,” “would,” and other variations of such words or other similar expressions. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements.
Actual results or events could differ materially from the forward-looking statements we make for a number of reasons. Factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to, the “Risk Factors” described in this prospectus, the factors discussed under “Item 1A. Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Notes to Consolidated Financial Statements” in our most recent annual report on Form 10-K, and any updates to the foregoing in reports that we have filed with the SEC or file with the SEC after the date of this prospectus. We may also include or incorporate by reference in each prospectus supplement or free writing prospectus important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement, any free writing prospectus or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, any free writing prospectus or the documents incorporated by reference.
These forward-looking statements include, but are not limited to:
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new initiatives, investment plans and development goals;

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our beliefs with respect to future demand for mobile access to the Internet, television and voice services;

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our beliefs regarding the continuation or renewal of weapons programs or other procurement programs for our inertial navigation products and services;

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our expectations regarding the markets for our products and acceptance of our products (including new products, if introduced), in the marketplace;

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our beliefs regarding future enhancements to the mini-VSAT Broadband service and related products;

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our expectations regarding revenue growth from our mobile connectivity products and services and inertial navigation products and services;

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our beliefs with respect to our competitive advantages in branding in certain product lines and in certain markets;

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our estimates regarding our future revenues, research and development expenses, sales and marketing expenses, other expenses, payments to third parties and changes in staffing levels;

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the anticipated impact of the COVID-19 pandemic, as well as governmental, business and other responses thereto, and the resulting economic slowdown, on our revenues, results of operations and financial condition;

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our estimates regarding our abilities to collect existing accounts receivable;

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our estimates regarding certain deferred tax assets;

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our ability to attract and retain skilled personnel;

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our estimates regarding how long our existing cash, cash equivalents and short-term investments will be sufficient to finance our operations;

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our beliefs with respect to our ability to mitigate interest rate and currency exchange risk; and

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the impact of competitive products, product development, commercialization and technological difficulties.

All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement and the risk factors incorporated by reference into this prospectus. These forward-looking statements speak only as of the date of this prospectus. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, or other known or unknown risks or uncertainties that may materialize, the forward-looking events and circumstances described in this prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.
USE OF PROCEEDS
Unless we indicate otherwise in the applicable prospectus supplement or free writing prospectus, we currently intend to use our net proceeds from the sale of securities for working capital and other general corporate purposes, which may include acquisitions of businesses, assets and technologies that are complementary to our business, repayment or refinancing of debt, capital expenditures and repurchases of securities. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we will receive from any issuances of securities, nor have we identified any specific businesses, assets or technologies we may acquire. Accordingly, our management will have broad discretion in the application of our net proceeds, if any. Pending these uses, we intend to invest our net proceeds in investment-grade, short-term, interest-bearing instruments. We cannot predict whether the proceeds invested will yield a favorable return.
The intended uses of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement or free writing prospectus.
DESCRIPTION OF CAPITAL STOCK
The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement, information incorporated by reference or any related free writing prospectus, summarizes the material terms and provisions of our common stock and preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement, information incorporated by reference or a related free writing prospectus. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended, or our certificate of incorporation, and amended and restated by-laws, or our by-laws, each as may be amended from time to time, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The following summary and that contained in any applicable prospectus supplement, information incorporated by reference or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and by-laws, as in effect at the time of any offering of securities under this prospectus.
Common Stock
We are authorized to issue 30,000,000 shares of common stock, par value $0.01 per share, of which 18,594,968 shares were issued and outstanding as of August 3, 2020.
Voting.   Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding shares of our preferred stock, persons who hold a majority of the outstanding common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election in a particular year.
Dividends.   Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors out of funds legally available for this purpose. As a Delaware corporation, we are subject to statutory limitations on the declaration and payment of dividends. We have never declared or paid cash dividends on our capital stock, and we have no plan to pay any cash dividends in the foreseeable future.
Liquidation and Dissolution.   In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.
Other Rights and Restrictions.   Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. All outstanding shares are fully paid and nonassessable.
Listing.   Our common stock is quoted on the Nasdaq Global Select Market under the trading symbol “KVHI.”
The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Our certificate of incorporation allows us to issue, without stockholder approval, preferred stock having rights senior to those of our common stock. Our board of directors is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding as of the date of this prospectus, in one or more series and to fix and designate the powers, designations, preferences and relative, participating, optional or other special rights of each class of preferred stock or series thereof and the qualifications, limitations or restrictions, if any, of such preferred stock. Our board of directors may fix the number of shares constituting any series of preferred stock and the designations of the series.
We will fix the powers, designations, preferences, rights, qualifications, limitations, restrictions and other terms of the preferred stock of each series by filing a certificate of designations relating to each series. When preferred stock is offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any preferred stock offered, including:
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the maximum number of shares in the series and the distinctive designation;

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the terms on which dividends will be paid, if any;

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the terms on which the shares may be redeemed, if at all;

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the liquidation preference, if any;

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the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series, including any restrictions on repurchase or redemption during any arrearage in the payment of dividends or sinking fund installments;

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the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

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the voting rights, if any, of the shares of the series (provided that different series of preferred stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless so provided by our certificate of incorporation or by law);

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whether the rights of the holders of shares of the series may be modified otherwise than by a vote of a majority of the shares outstanding, voting as a class, and if so, under what circumstances;

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pre-emptive rights, if any;

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transfer restrictions, if any; and

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any or all other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions of the shares, to the extent now or hereafter permitted by the Delaware General Corporation Law.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designations that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement, information incorporated by reference and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the certificate of designations that contains the terms of the applicable series of preferred stock.
Restrictions on Sales of Certain Securities
Our by-laws provide that, unless approved by the affirmative vote of the holders of a majority of our capital stock present and entitled to vote at a meeting of stockholders, we may not:
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sell or issue any security convertible into or exercisable or exchangeable for shares of common stock, for a conversion, exercise or exchange price per share which is subject to adjustment based on the market price of the common stock at the time of conversion, exercise or exchange of such security into common stock; or

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enter into any equity line or similar agreement or arrangement, or any agreement to sell common stock at a price which is fixed after the date of the agreement, whether or not based on any predetermined price-setting formula or calculation method.

Anti-Takeover Effect of Unissued Shares of Capital Stock
Common Stock.   Except as described under the heading “Description of Capital Stock — Restrictions on Sales of Certain Securities,” our shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While these additional shares are not designed to deter or prevent a change of control and may be used for a variety of corporate purposes, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.
Preferred Stock.   Except as described under the heading “Description of Capital Stock — Restrictions on Sales of Certain Securities,” our certificate of incorporation grants our board of directors the authority, without additional stockholder approval, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the powers, designations, preferences and relative, participating, optional or other special rights of each class of preferred stock or series thereof and the qualifications, limitations or restrictions, if any, of the shares constituting any series of preferred stock. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for any of our securities at a premium over the market price of such securities, and may adversely affect the market price of, and the voting and other rights of the holders of, such securities.
Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and our By-laws
Certain provisions of Delaware law, our certificate of incorporation and our by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and to remove our incumbent directors and officers. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. These measures may, however, deter hostile takeovers or delay changes in control of the company, which could depress the market price of our securities and which could deprive stockholders of opportunities to realize a premium on securities held by them.
Section 203 of the Delaware General Corporation Law.   We are subject to Section 203 of the Delaware General Corporation Law, or Section 203, which is applicable to certain takeovers of Delaware corporations. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder unless:
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prior to the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include:
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generally, any merger or consolidation between the corporation or its majority-owned subsidiaries and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or disposition to or with the interested stockholder of assets having an aggregate market value equal to 10% or more of the aggregate market value of the consolidated assets or outstanding stock of the corporation;

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in general, any transaction that results in the issuance or transfer of stock of the corporation or any of its majority-owned subsidiaries to the interested stockholder;

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any transaction involving the corporation or one of its majority-owned subsidiaries that has the effect of increasing the proportionate share of capital stock or convertible securities owned by the interested stockholder; or

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any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or its majority-owned subsidiaries.

In general, Section 203 defines an “interested stockholder” as any person or entity that is the owner of 15% or more of the outstanding voting stock of a corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the 3-year period immediately prior to the relevant date, together with the affiliates and associates of such person or entity.
Staggered Board; Removal of Directors.   Our certificate of incorporation and by-laws provide:
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for the division of the board of directors into three classes as nearly equal in size as possible with staggered three-year terms;

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that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of our shares of capital stock entitled to vote; and

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that any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may be filled only by the vote of a majority of the directors then in office.

The limitations on the removal of directors and the filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us. Our certificate of incorporation and by-laws require the affirmative vote of the holders of at least 75% of our shares of capital stock issued and outstanding and entitled to vote to amend or repeal any of these provisions.
Stockholder Action; Special Meeting of Stockholders.   Our certificate of incorporation and by-laws provide that:
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any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting;

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stockholder action may not be taken by written action in lieu of a meeting; and

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special meetings of the stockholders may only be called by our president or by our board of directors.

The foregoing provisions could have the effect of delaying until the next stockholders’ meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because that person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder only at a duly called stockholders’ meeting, and not by written consent. Our certificate of incorporation and by-laws require the affirmative vote of the holders of at least 75% of our shares of capital stock issued and outstanding and entitled to vote to amend or repeal any of these provisions.
Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our by-laws provide that nominations for election to the board of directors may be made either by the board or by a stockholder who complies with specified advance notice provisions. Our by-laws contain similar advance notice provisions for stockholder proposals for action at a stockholders’ meeting. These provisions prevent stockholders from making nominations for directors and proposals from the floor at any stockholders’ meeting and require any stockholder making a nomination or proposal to give us advance notice of the names of the nominees or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, before the meeting at which directors are to be elected or action is to be taken. Our secretary must generally receive the notice at least 90 days, but no more than 120 days, before the date specified in our by-laws for the date of the annual meeting. The notice must contain, among other things, a description of the business the stockholder desires to bring before the meeting, its reasons for doing so, the text of the proposal, the name and address of the stockholder, any material interest the stockholder may have in the business, the stockholder’s beneficial ownership of our securities and disclosure of derivative or short positions, profits interests, options, hedging transactions, borrowed or loaned shares or other agreements, arrangements or understandings the effect or intent of which is to mitigate loss, manage risk or benefit from changes in prices of our capital stock or increase or decrease voting power in our stock. If the proponent does not appear at the annual meeting or send a qualified representative to propose its business or make its nomination, such business will not be transacted and such nomination will be disregarded.
These provisions may have the effect of delaying stockholder action. Our certificate of incorporation and by-laws require the affirmative vote of the holders of at least 75% of our shares of capital stock issued and outstanding and entitled to vote to amend or repeal these provisions.
Limitation of Liability and Indemnification.   Our certificate of incorporation and by-laws contain provisions to limit the liability of our directors and officers to the maximum extent permitted by Delaware law. As a result, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as a director, except for liability:
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for any breach of the director’s duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided under Section 174 of the Delaware General Corporation Law; or

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for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation generally provides for the indemnification of our directors and officers to the extent they: (a) act in good faith and in a manner they reasonably believe to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, have no reasonable cause to believe that their conduct is unlawful; or (b) are successful on the merits in defense of an action, suit or proceeding in accordance with Delaware law. In certain circumstances relating to suits by or in our right, we may provide indemnification despite an adjudication of liability if such indemnified person is fairly and reasonably entitled to indemnity, to the extent the Court of Chancery of Delaware or the court in which such action or suit was brought determines appropriate. In certain circumstances, our certificate of incorporation requires us to advance expenses incurred by an indemnified person in connection with the defense of any action or proceeding arising out of the person’s status or service as our director, officer, employee or other agent upon an undertaking by the person to repay those advances if it is ultimately determined that the person is not entitled to indemnification. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors and officers.
Transfer Agent
The transfer agent for our common stock is Computershare, Inc.
DESCRIPTION OF THE DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, information incorporated by reference or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer any particular series of debt securities, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of those debt securities, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as they will indicate the general terms and provisions that apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, information incorporated by reference or free writing prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture (Section 2.02). The particular terms of each series of debt securities will be described in a prospectus supplement, information incorporated by reference or free writing prospectus relating to such series.
We can issue an unlimited amount of debt securities under the indenture, and those securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount (Section 2.01). With respect to any series of debt securities we offer, we will set forth in a prospectus supplement, information incorporated by reference or free writing prospectus, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder or holders of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificates issued in definitive form or as one or more global securities representing the entire issuance, as described under “Forms of Securities,” below;

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the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium (if any) and interest on the debt securities will be made;

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if payments of principal of, premium (if any) or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium (if any) or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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United States federal income tax consequences related to the debt securities;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees (Section 2.02).

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information regarding any special considerations applicable to any of these debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium (if any) and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.
Transfer and Exchange; Global Securities
Each debt security may be represented by either a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of debt securities, as described below under “Forms of Securities” and in Section 2.14 of the form of indenture.

If we issue certificated debt securities, you may transfer or exchange such certificates at any office we maintain for this purpose in accordance with the terms of the indenture (Section 2.04). No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange (Section 2.07). You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium (if any) and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either the reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Payment and Paying Agents
Unless otherwise indicated in a prospectus supplement, information incorporated by reference or free writing prospectus, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date for the applicable payment. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.
We may also add, replace or terminate paying agents from time to time, or change the office of any paying agent, as set forth in a prospectus supplement, information incorporated by reference or free writing prospectus. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment (Section 8.05).
Covenants
We will set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus any restrictive covenants applicable to any issue of debt securities (Article IV).
No Protection In the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving corporation or the successor person is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on any debt securities and under the related indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us (Section 5.01).
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; or

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, information incorporated by reference or free writing prospectus (Section 6.01).

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities (Section 6.01). The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture (Section 6.02). We refer you to the prospectus supplement, information incorporated by reference or free writing prospectus relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power (Section 7.01(e)). Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series (Section 6.12).
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days (Section 6.07).

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment (Section 6.08).
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture (Section 4.03). If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities (Section 7.05).
Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture as described above under “Description of the Debt Securities — Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939 (Section 9.01).

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security (Section 9.03).

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture (Section 9.02). The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration (Section 6.13).
Satisfaction and Discharge of Indenture; Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Satisfaction and Discharge.   The indenture provides that we may be discharged from our obligations under the indenture with respect to a series of debt securities (subject to certain exceptions) when, among other things, all of the debt securities of that series have been delivered to the trustee for cancellation and we have paid or caused to be paid all other sums payable under the indenture with respect to such debt securities, or, alternatively, when the following conditions (among others) are met:
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all of the debt securities of that series that have not been delivered for cancellation have become due and payable, or will become due and payable within one year, or have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee;

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we have deposited with the trustee, in trust, funds in an amount sufficient to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest on all the securities of such series on the dates such installments of principal or interest are due; and

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we have paid or caused to be paid all other sums payable under the indenture with respect to such debt securities.

Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred (Section 8.03).
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described above under “Description of the Debt Securities — Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or a covenant defeasance.

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal (including any mandatory sinking fund or analogous payments) of and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred (Section 8.04).

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments (Section 8.04).
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York (Section 10.10).
DESCRIPTION OF THE WARRANTS
We may issue warrants for the purchase of shares of our common stock, preferred stock, debt securities or any combination of the foregoing, either individually or as units comprised of two or more other securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. We may also add, replace, or terminate warrant agents from time to time.
The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. When warrants are offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any warrants offered, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to the issue. Those terms may include:
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the title and number of warrants;

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the price or prices at which the warrants will be issued and may be exercised, including provisions for the exercise of the warrants without payment of cash, if any;

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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value, number and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

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the number of units purchasable upon exercise of warrants to purchase units, the securities comprising such units and their terms, and the exercise price for the warrants;

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any provisions for adjustment in the number, type or amount of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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whether the warrants will be issued in registered or bearer form;

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whether registered warrants will be issued in the form of a certificate issued in definitive form or as one or more global securities representing the entire issuance of warrants, as described under “Forms of Securities,” below;

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if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

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if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

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United States federal income tax consequences applicable to the warrants;

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the identity of the warrant agent, if any; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of common stock or preferred stock warrants will not be entitled to:
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vote, consent or receive dividends or other distributions (including upon any liquidation, dissolution or winding up of the company);

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as stockholders.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will therefore not be entitled to payments of principal (or premium, if any) or interest, if any, and may not enforce covenants in any applicable indenture.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Unless we otherwise specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After such specified time on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.
If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise.
As described under “Description of Capital Stock — Restrictions on Sales of Certain Securities,” we may not issue certain warrants or other securities without stockholder approval.
DESCRIPTION OF THE RIGHTS
We may issue rights for the purchase of shares of our common stock, preferred stock, debt securities, warrants or any combination of the foregoing, either individually or as units comprised of two or more other securities. We may issue rights independently or together with other securities, and the rights may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. Each series of rights will be issued under a separate rights agreement which we will enter into with a rights agent, all of which will be set forth in the relevant prospectus supplement, information incorporated by reference or free writing prospectus. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders or beneficial owners of rights. We may also add, replace, or terminate rights agents from time to time.
The following summary of material provisions of the rights and rights agreements is subject to, and qualified in its entirety by reference to, all the provisions of the rights agreement and rights certificate applicable to a particular series of rights. When rights are offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any rights offered, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as well as the complete rights agreements and rights certificates that contain the terms of the rights.
The particular terms of any issue of rights will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to the issue. Those terms may include:
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the price, if any, for the rights;

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in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

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in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

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the exercise price payable for, and the number and terms of, the underlying common stock, preferred stock, debt securities, warrants or other securities or units purchasable upon the exercise of the rights;

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any provisions for adjustment in the number, type or amount of securities purchasable upon exercise of the rights or the exercise price of the rights;

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the extent to which the rights are transferable;

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the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

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whether the rights will be issued in the form of a certificate issued in definitive form or as one or more global securities representing the entire issuance of rights, as described under “Forms of Securities,” below;

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the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

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United States federal income tax consequences applicable to the rights; and

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any other terms of the rights, including, but not limited to, the terms, procedures conditions and limitations relating to the exchange and exercise of the rights.

Holders of common stock or preferred stock rights will not be entitled to:
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vote, consent or receive dividends or other distributions (including upon any liquidation, dissolution or winding up of the company);

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as stockholders.

Prior to the exercise of their rights, holders of rights exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will therefore not be entitled to payments of principal (or premium, if any) or interest, if any, and may not enforce covenants in any applicable indenture.
Each right will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Unless we otherwise specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the rights may exercise the rights at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After such specified time on the expiration date, unexercised rights will become void.
As described under “Description of Capital Stock — Restrictions on Sales of Certain Securities,” we may not issue certain rights or other securities without stockholder approval.
DESCRIPTION OF THE UNITS
We may issue units consisting of our common stock, preferred stock, debt securities, warrants and/or rights to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units, information incorporated by reference or a related free writing prospectus. Each unit agent will act solely as our agent in connection with the certificates relating to the units and will not assume any obligation or relationship of agency or trust with any holders of unit certificates or beneficial owners of units. We may also add, replace, or terminate unit agents from time to time.
The following description, together with the additional information included in any applicable prospectus supplement, information incorporated by reference or free writing prospectus, summarizes the general features of the units that we may offer under this prospectus. When units are offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any units offered, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
The particular terms of any issue of units will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to the issue. Those terms may include:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities composing the units;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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whether the units will be issued in the form of a certificate issued in definitive form or as one or more global securities representing the entire issuance of units, as described under “Forms of Securities,” below;

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United States federal income tax consequences applicable to the units; and

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any other terms of the units and their constituent securities.

As described under “Description of Capital Stock — Restrictions on Sales of Certain Securities,” we may not issue certain securities without stockholder approval.
FORMS OF SECURITIES
General
Each debt security, warrant, right and unit will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement, information incorporated by reference or free writing prospectus provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, rights or units represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities
We may issue the registered debt securities, warrants, rights or units in the form of one or more fully registered global securities, bearing all applicable legends, to be deposited with and registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for certificated securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, rights agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, rights agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, rights agreement or unit agreement. These procedures may change from time to time. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, rights agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants, rights or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the rights agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents, the rights agents or the unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be qualified to serve as a depositary, and a qualified successor depositary is not appointed by us within 90 days, we will issue certificated securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, rights agent or unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus to or through underwriters or dealers, directly to purchasers, through agents, through rights offerings or through a combination of any these methods. We may distribute the securities in one or more transactions, include block transactions, at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, negotiated prices or prices determined by competitive bids. The prospectus supplement, information incorporated by reference or a related free writing prospectus will include the following information, to the extent applicable:
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the terms of the offering, including any over-allotment option;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any exchange on which the securities will be listed.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Any at-the-market offering may be through an underwriter or underwriters acting as principal or agent for us. We may engage in block transactions on any stock exchange or other market where the securities may be traded.
We may issue to our stockholders, on a pro rata basis for no consideration, subscription rights to purchase our securities. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe the specific terms of any offering of our securities through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of securities through the issuance of subscription rights.
Sale Through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than securities which they may have the option to purchase). The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agent.
Underwriters may sell our securities to or through dealers. These dealers may receive compensation in the form of discounts, commissions or concessions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If dealers are used in the sale of securities offered through this prospectus, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will include the names of the dealers and the terms of the transaction.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, as well as any profit on their resale of our securities, may be treated as underwriting compensation under the Securities Act.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Direct Sales and Sales Through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement, information incorporated by reference or free writing prospectus.
Delayed Delivery Contracts
If the prospectus supplement, information incorporated by reference or free writing prospectus indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement, information incorporated by reference or free writing prospectus. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement, information incorporated by reference or free writing prospectus states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.
Derivative Transactions and Hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Passive Market Making
Any underwriters who are qualified market makers on the Nasdaq Global Select Market may engage in passive market-making transactions in our securities on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement, information incorporated by reference or free writing prospectus.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
We may agree to indemnify underwriters, dealers and agents against civil liabilities arising out of this prospectus and any applicable prospectus supplement, information incorporated by reference or free writing prospectus, including liabilities under the Securities Act, and to contribute to payments which the underwriters, dealers and agents may be required to make relating to those liabilities.
Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities will be passed upon for us by Foley Hoag LLP, Boston, Massachusetts. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at http://www.kvh.com under the “Investors” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. In addition, some information that we file with the SEC after the date of this prospectus will automatically update, and in some cases supersede, the information in this prospectus or otherwise incorporated by reference in this prospectus, including in each case information in a prospectus supplement or free writing prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
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our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020;

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our proxy statement dated as of April 29, 2020, filed with the SEC on April 29, 2020;

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our quarterly report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 1, 2020;

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our quarterly report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on July 31, 2020;

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our current reports on Form 8-K filed with the SEC on April 9, 2020, May 6, 2020, June 10, 2020 and June 15, 2020; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 27, 1996, as updated herein.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, are also incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement or free writing prospectus modifies or supersedes such statement. If any statement in an incorporated document, prospectus supplement or free writing prospectus is inconsistent with a statement in another such document having a later date, the statement in the later-dated document modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: KVH Industries, Inc., 50 Enterprise Center, Middletown, Rhode Island 02842, or you may call us at (401) 847-3327.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table provides the various costs and expenses (other than the underwriting discounts and commissions) anticipated to be payable by us in connection with a distribution of the securities registered hereby. All amounts are estimates except the SEC registration fee.
Amount to be Paid
SEC registration fee		$12,980
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Transfer agent and trustee fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law allows us to include a provision in our certification of incorporation eliminating or limiting the personal liability of directors to us or our stockholders for breach of fiduciary duty as directors, but the provision may not eliminate or limit the liability of directors for (a) any breach of the director’s duty of loyalty to us or our stockholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided under Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. Article Seventh of our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Article Seventh also provides that no amendment to or repeal of Article Seventh shall apply to or have any effect on the liability or the alleged liability of any director with respect to any acts or omissions of such director occurring prior to such amendment. A principal effect of Article Seventh is to eliminate or limit the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (a) through (d) above.
Article Sixth of our certificate of incorporation and Section 10 of our by-laws provide that we will indemnify our directors and officers to the fullest extent we are permitted or required to do so under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was one of our directors, officers, agents or employees or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies to those indemnitees that (a) act in good faith and in a manner they reasonably believe to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, have no reasonable cause to believe that their conduct is unlawful; or (b) are successful on the merits in defense of an action, suit or proceeding in accordance with Delaware law. The power to indemnify also applies to actions brought by us or in our right but only to the extent of expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter for which such person shall have been adjudged to be liable to us, unless and only to the extent that the court determines, in light of all the circumstances of the case, that indemnification for such expenses is proper. Our certificate of incorporation provides that no amendment, termination or repeal of Article Sixth will affect or diminish the rights of an indemnitee with respect to any action, suit or proceeding arising out of any actions, transactions or facts occurring prior to the amendment, termination or repeal.
The effect of these provisions would be to permit indemnification by us for, among other liabilities, liabilities arising out of the Securities Act.
Section 145 of the Delaware General Corporation Law also allows us to obtain insurance on behalf of our directors and officers against liabilities incurred by them while serving as a director or officer or while serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not we would have the power to indemnify them against those liabilities. We have procured a directors’ and officers’ liability and company reimbursement liability insurance policy that (a) insures our directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by them and (b) insures us against losses (above a deductible amount) arising from any such claims, subject in each case to limitations stated in the policy.
Item 16.   Exhibits
(a) Exhibits.   The following exhibits are filed herewith or incorporated herein by reference:
Exhibit No.	Description	Filed with this Form S-3	Incorporated by Reference
			Form	Filing Date	Exhibit No.
*1.1	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation, as amended		10-Q	August 6, 2010	3.1
4.2	Amended and Restated Bylaws		10-Q	November 1, 2017	3.2
4.3	Specimen certificate for the common stock		10-K	March 2, 2018	4.1
*4.4	Form of certificate of designations of preferred stock
*4.5	Specimen certificate for preferred stock
4.6	Form of Indenture		S-3	June 21, 2017	4.6
*4.7	Form of Note
*4.8	Form of Warrant Agreement (including form of warrant certificate)
*4.9	Form of Rights Agreement (including form of rights certificate)
*4.10	Form of Unit Agreement (including form of unit certificate)
5.1	Opinion of Foley Hoag LLP	X
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm	X
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (contained on signature page)	X

Exhibit No.	Description	Filed with this Form S-3	Incorporated by Reference
			Form	Filing Date	Exhibit No.
*25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939

*
To be filed by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(b)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(h)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Middletown, State of Rhode Island, on August 4, 2020.
KVH INDUSTRIES, INC.
By:
/s/ Martin A. Kits van Heyningen

Martin A. Kits van Heyningen
President, Chief Executive Officer and Chairman of the Board
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints each of Martin A. Kits van Heyningen, Donald W. Reilly and Felise B. Feingold as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Martin A. Kits van Heyningen Martin A. Kits van Heyningen	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 4, 2020
/s/ Donald W. Reilly Donald W. Reilly	Chief Financial Officer (Principal Financial Officer)	August 4, 2020
/s/ Jennifer L. Baker Jennifer L. Baker	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 4, 2020
/s/ Mark S. Ain Mark S. Ain	Director	August 4, 2020
/s/ Danelle M. Barrett Danelle M. Barrett	Director	August 4, 2020
/s/ James S. Dodez James S. Dodez	Director	August 4, 2020

Signature	Title	Date
/s/ Stanley K. Honey Stanley K. Honey	Director	August 4, 2020
/s/ Robert E. Tavares Robert E. Tavares	Director	August 4, 2020
/s/ Charles R. Trimble Charles R. Trimble	Director	August 4, 2020